SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                FORM 8-K


         [X] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported) March 31, 2000



                            LINC CAPITAL, INC.
             (Exact name of registrant as specified in its charter)



                        Commission File Number: 000-23309



                 Delaware                       06-0850149
     (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)         Identification No.)


                     303 East Wacker Drive, Suite 1000,
                         Chicago, Illinois 60601
             (Address of principal executive offices)(Zip Code)



                               (312) 946-1000
             (Registrant's telephone number, including area code)

Item 5.   Other Events.

          On March 31, 2000, the Company issued a press release indicating, among other things, that it expects to report a loss in the fourth quarter of 1999 resulting from additional provisions to its bad debt reserve and the planned write-off of a substantial portion of its goodwill. Consequently, the Company will be in violation of covenants in its revolving credit agreement relating to minimum tangible net worth, minimum earnings, leverage and interest coverage. These violations cause cross-defaults in other borrowing agreements, principally the Company's conduit and term securitization facilities. As a result of the violations, the lenders in the revolving credit agreement have informed the Company that they will not advance additional funds, pending their review of the situation. Therefore, the Company has suspended the funding of new lease transactions. The full text of the press release is an Exhibit to this filing.


Item 7    Financial Statements and Exhibits.

          (c) Exhibits. The following exhibits are being filed with this report:

              99.2  Press Release dated March 31, 2000





                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           LINC CAPITAL, INC.
Dated: April 11, 2000

                                              By: /s/ Allen P. Palles
                                                  -------------------
                                                  Allen P. Palles
                                                  Executive Vice President
                                                  and Chief Financial Officer
                                                  (Principal  Financial Officer)

                           Exhibit Index


     The following exhibits are filed as part of this report:


Exhibit No.                Item

99.2     Press Release dated March 31, 2000

                                  Exhibit 99.2



AT THE COMPANY:
FINANCIAL RELATIONS BOARD:

Allen P. Palles    Eileen O'Brien           Marilyn Windsor    Alicia De Costa
Executive VP & CFO SVP, Investor Relations  General Inquiries  Analyst Inquiries
312-946-1000       312-946-1000 x7478       312-640-6692       312-640-6780

FOR IMMEDIATE RELEASE
FRIDAY, MARCH 31, 2000

                   LINC CAPITAL DOWNSIZES LEASING ACTIVITIES;
                             EXPECTS LOSS FOR 1999;
                      BOARD ANNOUNCES CHANGES IN MANAGEMENT

CHICAGO, March 31, 2000-LINC Capital, Inc. (Nasdaq: LNCC), a specialty finance company, announced today that it has been unsuccessful in selling the company as a complete unit and has commenced the downsizing of selected leasing activities. The company expects to report a loss for the fourth quarter of 1999 resulting from additional provisions to its bad debt reserve and planned writeoff of goodwill, which will cause the company to be in violation of its bank loan and securitization covenants as of year end.

The company's chairman and chief executive officer, Martin E. Zimmerman, has resigned as chief executive officer, but will continue as non-executive chairman of the board of directors. Bert Laing, president and chief operating officer and Allen P. Palles, executive vice president and chief financial officer, will continue to be responsible for the day-to-day operations of the company, reporting to directors Terrence J. Quinn and Stanley Green, who are members of the newly formed office of the chairman.

As previously reported, LINC's board hired U.S. Bancorp Piper Jaffray in August 1999 to investigate opportunities to optimize shareholder value. However, it became apparent late in the first quarter that the sale of the company as a complete unit could not be accomplished on acceptable terms. The company continues to work with U.S. Bancorp Piper Jaffray to explore the sale of individual business units and elements of its lease portfolio.

LINC Capital has exited the portfolio finance business, which was scaled back dramatically in 1999. In March, the company also shut down the vendor leasing unit formerly known as LINC Connor Capital. Currently, it is in negotiations to sell or finance other components of its business in select growth leasing and vendor finance, and intends to use the sale proceeds to reduce bank debt. LINC is in discussions with its bank groups to maintain its liquidity facility on a reduced basis.

LINC's board of directors has made the strategic decision to de-emphasize its traditional leasing activities and substantially reduce overhead and debt. The company's focus on a going-forward basis will be on its profitable distribution/rental businesses, LINC Quantum, and Internet Finance + Equipment (IF+E). These businesses, which include LINC's e-commerce activities, eLINConline.com, lincquantum.com and internetfinance.com, are less capital intensive than LINC's traditional leasing activities and comprise approximately half of the company's estimated 1999 revenue.

Today the company filed form 12b-25 with the Securities and Exchange Commission to extend by 15 days the filing of its December 31, 1999 form 10K while it completes its analysis of loss reserves and goodwill writedowns tied to the downsizing of its traditional leasing activities.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance of or achievement of LINC Capital, Inc. to be materially different from any future results, performance or achievement expressed or implied in such forward-looking statements.


              Visit the LINC Capital website at www.linccapital.com
     For further information regarding LINC Capital free of charge via fax,
                      Dial 1-800-PRO-INFO and enter LNCC